SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   October 22, 2013

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                              Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 22, 2013, Interface, Inc. (“the Company”) entered into a new Syndicated Facility Agreement.  A copy of the Syndicated Facility Agreement, dated as of October 22, 2013, among the Company, certain wholly-owned foreign subsidiaries of the Company as borrowers, certain subsidiaries of the Company as guarantors, Bank of America, N.A. as Administrative Agent, The Royal Bank of Scotland, as Syndication Agent, SunTrust Bank and Regions Bank, as Co-Documentation Agents, and the other lenders party thereto (the “Agreement”), is attached hereto as Exhibit 99.1.  Pursuant to the Agreement, the lenders provide to the Company and certain of its subsidiaries a multicurrency revolving credit facility (the “Facility”) of up to $200 million at any one time.  The key features of the Facility are as follows:

•	The Facility matures on October 22, 2018.

•
The Facility includes (i) a multicurrency revolving loan facility made available to the Company and its principal subsidiaries in Europe and Australia not to exceed $190 million in the aggregate at any one time outstanding, and (ii) a revolving loan facility made available to the Company’s principal subsidiary in Thailand not to exceed the equivalent of $10 million in the aggregate at any one time outstanding.  A sublimit of $40 million exists for the issuance of letters of credit under the Facility.

•
Advances under the Facility are secured by a first-priority lien on substantially all of the Company’s assets and the assets of each of its material domestic subsidiaries, which have guaranteed the Facility.

•	The Facility contains financial covenants (specifically, a consolidated net leverage ratio and a consolidated interest coverage ratio) that must be met as of the end of each fiscal quarter.

•
The Company has the option to increase the multicurrency loan facility by up to $150 million (or $250 million if the proceeds of the increase are used to pay off all remaining 7 5/8% Senior Notes), subject to the receipt of lender commitments for the increase and the satisfaction of certain other conditions.

Interest Rates and Fees.  Interest on base rate loans is charged at varying rates computed by applying a margin ranging from 0.25% to 1.50% over the applicable base interest rate (which is defined as the greatest of the prime rate, a specified federal funds rate plus 0.50%, or a specified LIBOR rate), depending on the Company’s consolidated net leverage ratio as of the most recently completed fiscal quarter.  Interest on LIBOR-based loans and fees for letters of credit are charged at varying rates computed by applying a margin ranging from 1.25% to 2.50% over the applicable LIBOR rate.  In addition, the Company pays a commitment fee ranging from 0.20% to 0.35% per annum (depending on the Company’s consolidated net leverage ratio as of the most recently completed fiscal quarter) on the unused portion of the Facility.

Covenants.  The Facility contains standard and customary covenants for agreements of this type that, among other things, limit the Company’s and its subsidiaries’ ability to:

•	create or incur liens on assets;
•	make acquisitions of or investments in businesses (in excess of certain specified amounts);
•	incur indebtedness or contingent obligations;
•	sell or dispose of assets (in excess of certain specified amounts);
•	pay dividends or repurchase the Company’s stock (in excess of certain specified amounts);
•	repay other indebtedness prior to maturity unless the Company meets certain conditions; and
•	enter into sale and leaseback transactions.

The Facility also requires the Company to remain in compliance with the following financial covenants as of the end of each fiscal quarter, based on the Company’s consolidated results for the year then ended:

Consolidated Net Leverage Ratio:  Must be no greater than (i) 4.50:1.00 through and including the fiscal quarter ending December 28, 2014, (ii) 4.00:1.00 from and including the fiscal quarter ending April 5, 2015 through and including the fiscal quarter ending January 3, 2016, and (iii) 3.75:1.00 for each fiscal quarter thereafter.

Consolidated Interest Coverage Ratio:  Must be no less than 2.25:1.00 as of the end of any fiscal quarter.

The revolving credit facility also includes various reporting, affirmative and negative covenants, and other provisions that restrict the Company’s and its subsidiaries’ ability to take certain actions.

Events of Default.  If the Company breaches or fails to perform any of the affirmative or negative covenants under the Facility, or if other specified events occur (such as a bankruptcy or similar event or a change of control of Interface, Inc. or certain subsidiaries, or if the Company breaches or fails to perform any covenant or agreement contained in any instrument relating to any of the Company’s other indebtedness exceeding $20 million), after giving effect to any applicable notice and right to cure provisions, an event of default will exist. If an event of default exists and is continuing, the lenders’ Administrative Agent may, and upon the written request of a specified percentage of the lender group shall:

•	declare all commitments of the lenders under the facility terminated;
•	declare all amounts outstanding or accrued thereunder immediately due and payable; and
•	exercise other rights and remedies available to them under the agreement and applicable law.

Collateral.  Pursuant to a Security and Pledge Agreement executed on the same date (a copy of which is attached hereto as Exhibit 99.2), the Facility is secured by substantially all of the assets of the Company and its domestic subsidiaries (subject to exceptions for certain immaterial subsidiaries), including all of the stock of the Company’s domestic subsidiaries and up to 65% of the stock of its first-tier material foreign subsidiaries.  If an event of default occurs under the Facility, the lenders’ Administrative Agent may, upon the request of a specified percentage of lenders, exercise remedies with respect to the collateral, including, in some instances, foreclosing mortgages on real estate assets, taking possession of or selling personal property assets, collecting accounts receivables, or exercising proxies to take control of the pledged stock of domestic and first-tier material foreign subsidiaries.

At closing, the Company had no borrowings outstanding under the Facility, and had $7.6 million in letters of credit outstanding under the Facility.

The foregoing description is qualified in its entirety by reference to the Syndicated Facility Agreement and the Security and Pledge Agreement, each of which is attached as an exhibit hereto.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the execution of the Agreement for the Facility described in Item 1.01, the Company terminated (1) the Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, Wells Fargo Bank, National Association and Bank of America, N.A., which provided a $100 million domestic revolving credit facility; and (2) the Credit Agreement, executed on April 24, 2009, among Interface Europe B.V. (and certain of its subsidiaries) and the Royal Bank of Scotland N.V. (as successor to ABN AMRO Bank N.V.), as amended, which provided a credit facility for borrowings and bank guarantees of up to €20.0 million.

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 23, 2013, the Company issued a press release reporting its financial results for the third quarter of 2013 (the “Earnings Release”).  A copy of the Earnings Release is included as Exhibit 99.3 hereto and hereby incorporated by reference.  The information set forth in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 22, 2013, the Company entered into the Syndicated Facility Agreement.  A description of the Syndicated Facility Agreement is included above in Item 1.01, which Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Shell Company Transactions.

None.

(d)           Exhibits.

Exhibit No.	Description
99.1
Syndicated Facility Agreement, dated as of October 22, 2013, among Interface, Inc., certain subsidiaries of the Company as borrowers, certain subsidiaries of the Company as guarantors, Bank of America, N.A. as Administrative Agent, The Royal Bank of Scotland, as Syndication Agent, and SunTrust Bank and Regions Bank, as Co-Documentation Agents, and the other lenders party thereto.

99.2	Security and Pledge Agreement, dated as of October 22, 2013, among Interface, Inc., certain subsidiaries of the Company as obligors, and Bank of America, N.A. as Administrative Agent.
99.3	Press Release of Interface, Inc., dated October 23, 2013, reporting its financial results for the third quarter of 2013 (furnished pursuant to Item 2.02 of this Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President
Date: October 23, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1
Syndicated Facility Agreement, dated as of October 22, 2013, among Interface, Inc., certain subsidiaries of the Company as borrowers, certain subsidiaries of the Company as guarantors, Bank of America, N.A. as Administrative Agent, The Royal Bank of Scotland, as Syndication Agent, and SunTrust Bank and Regions Bank, as Co-Documentation Agents, and the other lenders party thereto.

99.2	Security and Pledge Agreement, dated as of October 22, 2013, among Interface, Inc., certain subsidiaries of the Company as obligors, and Bank of America, N.A. as Administrative Agent.
99.3	Press Release of Interface, Inc., dated October 23, 2013, reporting its financial results for the third quarter of 2013 (furnished pursuant to Item 2.02 of this Report).